Exhibit 99.2

FOR IMMEDIATE RELEASE

June 30, 2011

Contact info:
Ali Alavi
Vice President
Horsehead Holding Corp.
724.773.2212
HORSEHEAD ANNOUNCES NEW ELECTRICITY PURCHASE AGREEMENT
WITH FIRSTENERGY

Pittsburgh, PA, June 30, 2011 – Horsehead Holding Corp. today announced that its wholly-owned subsidiary, Horsehead Corporation (Horsehead), a leading U.S. producer of specialty zinc and zinc-based products, has entered into a power purchase agreement with FirstEnergy, a diversified energy company headquartered in Akron, OH.

Horsehead’s new purchase agreement with FirstEnergy will cause the Company to idle its own power generation plant located in Monaca, PA in the fall of 2011.  Some forty employees currently work at the power plant. Horsehead is currently evaluating plans that would shift some of the employees elsewhere within the Company’s Monaca facility.

Horsehead expects to begin purchasing power from FirstEnergy under the agreement in the fall of 2011.

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About Horsehead

Horsehead Holding Corp. (“Horsehead”) (Nasdaq: ZINC) is the parent company of Horsehead Corporation, a leading U.S. producer of specialty zinc and zinc-based products and a leading recycler of electric arc furnace dust, and The International Metals Reclamation Company (“INMETCO”), a leading recycler of metals-bearing wastes and a leading processor of nickel-cadmium (NiCd) batteries in North America.  Horsehead, headquartered in Pittsburgh, PA, employs approximately 1,100 people and has seven facilities throughout the U.S. Visit www.horsehead.net for more information.

Contact info:
Ali Alavi
Vice President
Horsehead Holding Corp.
724.773.2212